Exhibit 99.1

FOR IMMEDIATE RELEASE
January 5, 2006
CONTACT:  Jerry L. Calvert
(864) 594-5690 (Work)
(864) 590-8858 (Cell)

First National Bank of the South Continues Expansion with Columbia Loan Production Office

Spartanburg, SC, January 5, 2006 –First National Bank of the South, a subsidiary of First National Bancshares, Inc. (Nasdaq:  FNSC), announced today that it has finalized plans to open a loan production office in Columbia.   The office will be located at 725 Crosshill Road just off Garners Ferry Road.

Bob Whittemore, a seasoned banker with over eleven years of experience in the Columbia market, has joined First National as market president to manage the Spartanburg-based bank’s Columbia expansion.  Bob will also lead First National’s line of business providing commercial credit services to builders and developers throughout the state.

Jerry L. Calvert, President and CEO, said, “We are excited about the potential of the Columbia market due to Bob’s track record of growing loans and servicing clients. Adding a lending office in our state’s capital continues our growth from our existing operations in Spartanburg, Greenville and Charleston.”

Mr. Calvert continued, “We believe loan production offices are an efficient way to enter new markets. In the long-term, we expect to have the opportunity in the Columbia market to expand to more full-service offerings of financial services.”

The new Columbia loan production office is expected to open by the end of January 2006.  Bob can be reached at the new office location at (803) 787-7757 or on his cell (803) 622-2667.

First National Bank of the South is a wholly-owned subsidiary of First National Bancshares, Inc. (Nasdaq:  FNSC), a bank holding company based in Spartanburg, South Carolina. It was incorporated in 1999 to conduct general banking business through its bank subsidiary.  First National’s stock price closed at $30.31 per share on January 4, 2006.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates four full-service offices, three in Spartanburg County under the name First National Bank of Spartanburg and a newly opened office in Mount Pleasant, South Carolina.  The small business lending division operates under the name First National Business Capital. The division is based in Greenville and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available on its web site at www.firstnational-online.com.

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.